Exhibit 99.1

Enveric Biosciences Establishes Australia-based Subsidiary to Accelerate its Lead Psilocin Prodrug Program Targeting Mental Health Indications

First-in-human clinical trial investigating Enveric’s lead product candidate, EB-373 targeting anxiety disorder expected to initiate in the fourth quarter of 2023

CAMBRIDGE, Mass., March 21, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, today announced that it has established Enveric Therapeutics Pty. Ltd., an Australia-based subsidiary, to support the Company’s plans to advance its EVM201 Series, including lead candidate EB-373, towards the clinic. Enveric Therapeutics will oversee the Company’s preclinical, clinical, and regulatory activities in Australia, including ongoing interactions with the local Human Research Ethics Committees (HREC) and the Therapeutic Goods Administration (TGA), Australia’s regulatory authority.

Enveric’s lead drug candidate, EB-373, is a next-generation synthetic New Chemical Entity (NCE) designed as a psilocin prodrug and developed leveraging its Psybrary™ drug discovery platform. Enveric expects to initiate a Phase 1 first-in-human clinical trial investigating EB-373 targeting anxiety disorders in the fourth quarter of 2023.

“Australia is an ideal location to advance the development of EB-373, as well as additional future therapies generated from our EVM201 and EVM301 Series, given the favorable clinical, regulatory and cost-saving opportunities available to biotechnology companies, particularly those advancing psychedelic-derived compounds for CNS conditions,” said Joseph Tucker, Ph.D., Director and CEO of Enveric Biosciences. “With the establishment of Enveric Therapeutics, we now have a foothold in Australia that we expect will enable us to efficiently and expeditiously advance our lead program towards generating human data by early 2024.”

Australia has enacted several policies designed to enable more efficient and cost-effective early-stage product development. Clinical trials conducted under the Clinical Trial Notification (CTN) Scheme or Clinical Trial Exemption (CTX) Scheme – the two pathways endorsed by the TGA for administering clinical trials in Australia – do not require an active Investigational New Drug (IND) application to proceed. Further, The Australian Government’s Research and Development Tax Incentive provides a 43.5 percent rebate for every dollar spent on R&D. Additionally, Australian regulators have recently advanced guidance intended to encourage the development of psychedelic-derived prescription therapeutics.i

“Research conducted in Australia offers high quality and scientific rigor by leveraging strong local expertise and regulatory policies designed to encourage innovation. This forward-thinking approach has made the country an attractive option for conducting early preclinical and clinical programs and advancing psychedelic-inspired new therapeutics,” said Bob Dagher, MD, Chief Medical Officer of Enveric Biosciences. “Given this, we are eager to initiate our clinical development program of EB-373 in Australia and look forward to benefiting from the country’s high-quality clinical research sites.”

About EB-373

Enveric’s lead drug candidate, EB-373, is a New Chemical Entity (NCE), designed as next-generation psilocin prodrug and developed leveraging its Psybrary™ drug discovery platform to target anxiety disorders. In preclinical studies, EB-373 interacted effectively with different types of serotonin receptors, including the serotonin 5-HT2A receptor resulting in the induction of the characteristic head twitch response in mice. In an animal behavioral model of anxiety, the Marble Burying Test in chronically stressed mice, EB-373 was able to promptly rescue the rate of marble burying on day 1 in line with the control rate at baseline, with lasting benefits up to the end of experiment 7 days post-dose.

i https://www.tga.gov.au/news/media-releases/change-classification-psilocybin-and-mdma-enable-prescribing-authorised-psychiatrists

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders. Leveraging its unique discovery and development platform, The Psybrary™, Enveric has created a robust Intellectual Property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, EB-373, is a next-generation prodrug of psilocin, the active metabolite of psilocybin. EB-373 is the lead drug candidate from the EVM201 Series currently advancing through preclinical development for the treatment of anxiety disorders. Enveric is also advancing its third generation of therapeutics, the EVM301 Series, which aims at eliminating the psychedelic experience and removing unwanted effects, reducing safety concerns, and hence offering a novel and holistic approach for treating central nervous system disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of not purely historical statements, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the successful establishment of Enveric Therapeutics Pty. Ltd., the ability of Enveric to successfully spin-off its cannabinoid assets; the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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